Exhibit 99.1

Consent of Director Nominee of Sterling Check Corp.

I hereby consent to being identified as a director nominee in the Registration Statement on Form S-8 of Sterling Check Corp. and all amendments and supplements thereto or in documents incorporated by reference into any of the foregoing, and to all references to me in connection therewith and to the filing of this consent as an exhibit to such Registration Statement and any amendments or supplements thereto.

By:	/s/ Arthur J. Rubado III
Name:	Arthur J. Rubado III
Date:	September 22, 2021